                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            SI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                           [SI TECHNOLOGIES(R) LOGO]




December 23, 1997



Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of SI Technologies, Inc. which will be held at the Mayflower Park Hotel/Seattle, at Fourth and Olive Way, Seattle, Washington, on January 22, 1998, at 2:00 p.m. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.



Sincerely,





Rick A. Beets
President & CEO

                            [SI TECHNOLOGIES(R) LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                January 22, 1998

To the shareholders of SI TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SI Technologies, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, January 22, 1998, at 2:00 p.m. local time, at the Mayflower Park Hotel/Seattle, Fourth and Olive Way, Seattle, Washington for the following purposes:

        1.  To elect a board of six directors.

        2. To consider and act upon a proposal to amend the certificate of incorporation to increase the number of authorized shares of common stock and authorize a class of preferred stock.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on December 22, 1997 will be entitled to a vote at the annual meeting and at any adjournment thereof.

                                        By Order of the Board of Directors



                                        Rick A. Beets
                                        President & CEO

Seattle, Washington
December 23, 1997

================================================================================

                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

================================================================================

                            [SI TECHNOLOGIES(R) LOGO]

                             4611 South 134th Place
                            Seattle, Washington 98168
                                 (206) 244-6100


                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

The Board of Directors of SI Technologies, Inc. (the "Company"), is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, January 22, 1998, at 2:00 p.m. local time, at the Mayflower Park Hotel, Seattle, Fourth and Olive Way, Seattle, Washington. Whether or not you plan to attend the meeting, you are requested to date, sign and return the proxy to the Company as promptly as possible. The shares represented by proxies will be voted in accordance with the Board of Directors' recommendations unless the proxy indicates otherwise. Any shareholders giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation of a proxy bearing a later date, or by voting in person at the meeting. The costs of the solicitation will be paid by the Company. In addition to the solicitation of proxies by the use of the mail, directors, officers and employees of the company may solicit proxies personally, or by other appropriate means. The Company may also request banks, brokerage houses, and other custodians, nominees or fiduciaries holding stock in their names for others, to send proxy materials and to obtain proxies from their principals, and the Company will reimburse them for their expenses in doing so.

The approximate date on which this proxy statement and the form of proxy is first being sent or given to the shareholders is December 22, 1997.

The Company's Annual Report for the fiscal year ended July 31, 1997 (the "Annual Report"), is being mailed concurrently with this proxy statement. Brokerage houses, custodians, nominees, and others may obtain additional copies of the Annual Report or this proxy statement by request to the Company.


                                  VOTING RIGHTS

As of December 22, 1997, there were 2,347,240 shares of the Company's common stock outstanding. The Company has only one class of equity security outstanding. Each share is entitled to one vote. The Board of Directors has set the close of business on December 22, 1997, as the record date for determining those shareholders entitled to vote at the annual meeting.

Each share of the Company's Common Stock outstanding on the record date is entitled to one vote per share at the 1997 annual meeting of stockholders. Under Delaware law and the Company's certificate of incorporation, if a quorum is present at the meeting, the six (6) nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any other matter submitted to a vote at the meeting since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

As of the close of business on December 22, 1997, there were 2,347,240 shares of common stock of the Company outstanding. The following table sets forth certain information regarding the Company's common stock beneficially owned on December 22, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each Director, (iii) the Chief Executive Officer, and (iv) all Directors and Executive Officers as a group:

                                                      Number of Shares of               Percent of
                                                      Common Stock                      Beneficial
Name and Address of Beneficial Owner                  Beneficially Owned(1)             Ownership
RALPH E. CRUMP                                          453,124(2)(3)                   18.2%
Chairman of the Board, Treasurer, Director
28 Twisted Oak Circle
Trumbull, CT 06611

EDWARD A. ALKIRE                                        312,600(2)(4)                   12.6%
Secretary, Director
3410 47th NE
Seattle, WA 98105

RICK A. BEETS                                           281,000(5)                      11.3%
President, CEO & CFO, Director
26135 SE 36th Court
Issaquah, WA 98027

S. SCOTT CRUMP(6)                                       232,624(2)(7)                    9.4%
Director
14950 Martin Drive
Eden Prairie, MN 55344

D. DEAN SPATZ                                           103,500(2)(8)                    4.2%
Director
5951 Clearwater Drive
Minnetonka, MN 55343

HEINZ ZWEIPFENNIG                                        87,000(2)                       3.5%
Director
4600 Via Dolce #216
Marina Del  Rey, CA 90292
ALL DIRECTORS AND OFFICERS AS A GROUP (6 PERSONS)     1,469,848(2)(3)(4)(6)(7)(8)       59.2%

(1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders. Subject to applicable community property and similar statutes, and except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Includes 12,000 shares subject to currently exercisable options.

(3) Includes 220,562 shares held of record by Mr. Crump's wife, Marjorie L. Crump. Mr. Crump has shared voting and investment power with respect to such shares.

(4) Includes 2,000 shares held of record by Mr. Alkire's children for whom he acts as custodian.

(5) Includes 80,000 shares subject to currently exercisable options. Includes 20,000 shares of record held by Mr. Beets' wife, Mara J. Beets. Mr. Beets has shared voting and investment power with respect to such shares. Also includes 40,000 shares held of record by Mr. Beets' children for whom he acts as custodian. Does not include 20,000 unvested option shares granted in 1994.

(6) S. Scott Crump is the son of Ralph E. Crump.

(7) Includes 109,562 shares held of record by Mr. Crump's wife, Lisa Crump. Mr. Crump has shared voting and investment power with respect to such shares.

(8) Includes 750 shares held of record by Mr. Spatz's wife, Ruth Carol Spatz. Mr. Spatz has shared voting and investment power with respect to such shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        The Directors and Executive Officers of the Company are as follows:

NAME                          AGE                POSITION
Edward A. Alkire              44                 Secretary, Director

Rick A. Beets                 44                 President, CEO, CFO, Director

Ralph E. Crump                74                 Chairman of the Board,
                                                 Treasurer, Director

S. Scott Crump                44                 Director

D. Dean Spatz                 53                 Director

Heinz Zweipfennig             66                 Director

                      PROPOSAL 1 --- ELECTION OF DIRECTORS

At the Annual Meeting six directors, constituting the entire Board of Directors, are to be elected to hold office until the next Annual Meeting and until their successors are duly elected and qualified. Messrs. R. Crump, E. Alkire, R. Beets, S. Crump, D. Spatz and H. Zweipfennig are the current directors of the company and have been nominated to continue as directors. Unless otherwise directed, the proxy holders will vote all proxies with a view toward the election of these nominees. If, due to circumstances not at present foreseen, any of such nominees shall not be available for election, the proxy will be voted for such other person or persons as the Board of Directors may recommend.


CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTORS

Edward A. Alkire - Director since 1990, Chief Operating and Financial Officer from 1989 to 1993. Mr. Alkire is currently employed at Holman & Associates, Inc., P.S., a certified public accounting firm. Prior to joining SI Technologies, Inc. in 1989, Mr. Alkire was a Senior Manager at Touche Ross & Co., a certified public accounting firm, where he provided business and tax consulting services to closely-held and emerging businesses. Mr. Alkire is a Certified Public Accountant and is a graduate of Evergreen State College.

Rick A. Beets - Chief Executive Officer since August 1993, President and Chief Financial Officer since December 1993 and a Director since 1997. Prior to joining SI, Mr. Beets served as a Division Manager for the Machinery and Equipment Group of Chicago-based FMC Corporation from 1988-1993. Prior to FMC (from 1977-1988), he worked with Colt Industries, Inc., in a number of increasingly responsible positions with the Fairbanks Morse Pump Division and the company's France Compressor Products Division. Mr. Beets holds a BS degree in Industrial Management and a MA degree in Business Administration.

Ralph E. Crump - Director since 1981, Treasurer since 1983, and Chairman of the Board since November 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. Mr. Crump is also a co-founder and director of Osmonics, Inc. (NYSE), Stratasys, Inc. (NASDAQ), Imtec, Inc. (NASDAQ) and Mity-Lite, Inc. (NASDAQ) and ex-chairman of Med-Chem Products, Inc., (AMEX), and Ivy Medical, Inc. (formerly NASDAQ). Prior to November 1986, Mr. Crump was Chairman, President, and Director of Frigitronics, Inc., a manufacturer of eye care products, which he co-founded in 1962. Frigitronics' common stock was listed on the New York Stock

Exchange until its acquisition by Revlon in November, 1986. Mr. Crump is a Trustee of the Alumni Foundation of the University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College.

S. Scott Crump - Director since 1981. Mr. Crump joined the Company as its Vice President-Marketing and was an Executive Vice President until June 1988. He is the Chairman and President of Stratasys Inc., (NASDAQ), a manufacturer of equipment for the product design industry using prototyping technology. From 1988-1989 he was Chief Operating Officer of Ivy Medical, Inc., (formerly NASDAQ) a manufacturer of equipment for the health care industry. He holds a BS in Mechanical Engineering and is a registered professional engineer.

D. Dean Spatz - Director since 1983. Mr. Spatz is the Chairman and President of Osmonics, Inc. (NYSE), which designs, develops, manufactures and markets membrane systems for use in water purification and waste treatment equipment.

Heinz Zweipfennig - Director since 1979. Mr. Zweipfennig is the owner of Heinz Zweipfennig Management Consultants. He is a director of Software Management Services. From 1979 to 1984, Mr. Zweipfennig served as the Director of Operations for Scientific Data Systems, Inc., a Los Angeles, California based computer manufacturer. From 1976 to 1979, Mr. Zweipfennig was a plant manager for Perkin-Elmer, Inc.


          PROPOSAL 2 --- AMEND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
                      AUTHORIZE A CLASS OF PREFERRED STOCK

The Restated Certificate of Incorporation of the Company currently authorizes an aggregate of 5,000,000 shares of capital stock, consisting of 5,000,000 shares of Common Stock (par value $0.01). The proposed amendment to the Restated Certificate of Incorporation would increase the number of authorized shares of Common Stock to 10,000,000 and authorize 2,000,000 shares of Preferred Stock, thus bringing the total number of authorized shares of capital stock for all classes to 12,000,000. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock. The rights and preferences of the preferred class of Preferred Stock would be designated by the Board of Directors. This increase would be accomplished by amending Section 4.1 of Article Four of the Restated Certificate of Incorporation to read as follows:

    "Article Four. The corporation shall have authority to issue 12,000,000 shares of stock in the aggregate. Such shares shall be divided into two classes as follows:

    (1) 10,000,000 (Ten Million) shares of common stock, par value of $0.01.

    (2) 2,000,000 (Two Million) shares of preferred stock, par value of $0.01.

    The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to dividends, liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall thereafter constitute authorized but undesignated shares."

The proposed amendment would make Preferred Stock and additional shares of Common Stock available for issuance for such purposes as the Board may determine to be advantageous, including raising additional capital, future employee benefit plans, acquisitions and possible stock dividends and stock splits. Except with respect to shares of Common Stock reserved for stock option plans, as of the date of this Proxy Statement the Board does not have any agreements, commitments or plans with respect to a material portion of the additional shares of Common Stock or Preferred Stock.

The proposed amendment would also make available 2,000,000 shares of Preferred Stock. Within the limitations established by law, the Board of Directors would be authorized to fix or alter the dividend rights, dividend rates, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preference, conversion rights, voting rights and other rights of any wholly unissued shares of Preferred Stock, and to fix and amend the number of shares constituting any issued or unissued series and the designation thereof, or any of the foregoing, without any further stockholder activity. The issuance of Preferred Stock in certain circumstances may have the effect of delay, deterring or preventing a change of control on the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock. At present, the Company has no plans to issue any shares of Preferred Stock.

The proposal to increase the number of authorized shares of Common Stock and authorize a class of Preferred Stock was approved by the Board of Directors, and is not being recommended in response to any specific effort of which the Company is aware to obtain control or acquire the Company.

The Board of Directors unanimously recommends a vote FOR the proposed amendment to the Restated Certificate of Incorporation. To become effective, the proposed amendment must be approved by the holders of a majority of the Company's outstanding shares of Common Stock.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

During the last fiscal year of the Company, the Board of Directors had four meetings. Except for an audit committee and the committee for the administration of the 1994 Stock Option Plan, the Board of Directors has no compensation, nominating or other committee to carry out all or part of its management functions. The members of the audit committee are Messrs. Ralph E. Crump, D. Dean Spatz, and Heinz Zweipfennig.

During fiscal year 1997, each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which each Director serves. During fiscal year 1997 one meeting was held by the Audit Committee. Members of the Board do not receive cash compensation for their service on the Company's Board of Directors or any committee thereof but are reimbursed for business expenses incurred in attending meetings.

On April 24, 1997 each member of the Board of Directors was granted a non-qualified stock option under the Company's 1994 Stock Option Plan to purchase 15,000 shares of the Company's common stock, at an exercise price of $1.875, (the fair market value of the common stock on the date of grant). The options vest at the rate of 3,000 shares per year beginning on the grant date, with all shares being fully vested on April 24, 2001. Unvested options expire upon termination of a Board member's term on the Board of Directors. Vested options remain exercisable until April 24, 2007 or 90 days after an option holder ceases to be a member of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid or accrued during the years ended July 31, 1997, 1996 and 1995 for the CEO. No other officer of the company received compensation exceeding $100,000.

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation       Long Term Compensation
                                               -------------------       ----------------------
                                                                                  Awards
                                                                                  ------
                                                                                 Options
Name & Principal Position      Fiscal Year   Annual Salary    Bonus             (Shares)
-------------------------      -----------   -------------    -----             --------
Rick A. Beets                     1997          $130,000     $20,000               --
President, CEO & CFO              1996          $128,461     $50,000               --
Director                          1995          $120,000     $70,000               --


The following table shows information concerning the number and value of unexercised options held by Mr. Beets at the end of fiscal 1997. No stock option grants were made to Mr. Beets in fiscal year 1997.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR END OPTION VALUES(1)

                              Number of Securities Underlying    Value of Unexercised in-the-
                              Unexercised  Options at FY-End       money Options at FY-End
Name                           Exercisable/Unexercisable(1)        Exercisable/Unexercisable
----                           ----------------------------        -------------------------
Rick A. Beets                       80,000 / 20,000                  $225,000 / $56,250(2)
President, CEO & CFO
Director

(1) No options were exercised by Mr. Beets during fiscal 1997.

(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing price of the underlying common stock at July 31, 1997. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the options.


DESCRIPTION OF THE COMPANY'S STOCK OPTION PLANS

The Company has options outstanding under two Stock Option Plans, the amended and restated 1984-85 Stock Option Plan and the 1994 Stock Option Plan (the "1994 Plan"). The 1984-1985 Plan has expired and no further options may be granted under that plan. The 1994 Plan provides for the grant of statutory stock options and non-qualified stock options to purchase an aggregate of 300,000 shares of common stock. The Plan is administered by two or more members of the board of directors. Statutory options may not be granted at an exercise price less than fair market value of the common stock on the date of grant. Unless otherwise specified, the options granted under the 1994 Plan expire up to ten years from the date of grant. Generally, if an optionee ceases to be an employee or director for any reason other than death or disability, the option expires 90 days after the date of termination.


     COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all section 16(a) reports.

To the Company's knowledge, based solely on review of such reports furnished to the Company, during the fiscal year ended July 31, 1997, all Section 16(a) filing requirements applicable to its officers and directors were filed on a timely basis.

                              SHAREHOLDER PROPOSAL

Proposals of shareholders to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, no later than August 23, 1998, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                   FORM 10-KSB

A copy of the Company's annual report on Form 10-KSB, as filed with the Securities and Exchange Commission, will be furnished without charge to any shareholder upon written request to the President of SI Technologies, Inc., 4611 South 134th Place, Seattle, Washington, 98168, Attn: Rick A. Beets, President & CEO.

                                 OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the proxy holders or their substitutes.

                             SI TECHNOLOGIES, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD of Directors for the Annual Meeting of Shareholders to be held on January 22, 1998. The undersigned hereby constitutes and appoints Rick A. Beets and Ralph E. Crump and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote as if personally present at the Annual Meeting of Shareholders to be held at the Mayflower Park Hotel Fourth and Olive Way, Seattle, Washington at 2:00 p.m. local time and at any adjournment thereof, in the following manner.

1. ELECTION OF DIRECTORS: MANAGEMENT NOMINATES THE FOLLOWING DIRECTORS

Edward A. Alkire, Rick A. Beets, S. Scott Crump, D. Dean Spatz, Ralph E. Crump,
                               Heinz Zweipfennig

    [ ] FOR all nominees listed above                    [ ] WITHHOLD AUTHORITY to vote for all
      (except as marked contrary below)                    nominees listed above

    [ ] ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE A CLASS OF PREFERRED STOCK.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before this meeting.

When this proxy is properly executed and returned, shares it represents will be voted at the meeting in accordance with the choices specified above.

IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND PROPOSALS SET FORTH HEREIN AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please date and sign exactly as your name or names appear below. If more than one owner, all should sign. When signing as attorney executor, administrator, trustee or guardian, give your full name and title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer or partner.

                                                 Dated:
                                                 -------------------------------

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature

             PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.